AMENDMENT TO SECURITIES LENDING AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT AND (“Amendment”) is made effective as of the 11th day of June, 2025 by and between THE BANK OF NEW YORK MELLON (the “Bank”) and each investment company identified on Attachment 1 to the Agreement )(defined below)(each a “Lender” and collectively the “Lenders”).

WHEREAS, the Client and the Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of January 18, 2024 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client and the Bank desire to amend the Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. The Agreement is hereby amended by deleting the reference to “U.S. Equity securities” under the heading “Non-Cash Collateral” in Schedule IV (Approved Collateral) to the Agreement.

2. The Agreement is hereby amended by deleting Attachment I (List of Lenders) in its entirety and replacing it with the new Attachment I (List of Lenders) attached hereto as Exhibit A.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

4. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON		EACH INVESTMENT COMPANY LISTED ON ATTACHMENT I, EACH SEVERALLY AND NOT JOINTLY

By:	/s/ David DiNardo	By:	/s/ Tina Payne
Name:	David DiNardo	Name:	Tina Payne
Title:	Managing Director	Title:	Secretary

By:	/s/ Matt Knoblock
Name:	Matt Knoblock
Title:	Director

EXHIBIT A

to

AMENDMENT TO

SECURITIES LENDING AGREEMENT

which Amendment is made and effective June 11, 2025 by and between

THE BANK OF NEW YORK MELLON and each investment company identified on Attachment 1 to the

Agreement )(defined below)(each a “Lender” and collectively the “Lenders”)

Attachment I

to

SECURITIES LENDING AGREEMENT

dated January 18, 2024 by and between

THE BANK OF NEW YORK MELLON (“Bank”) and each investment company identified on

Attachment 1 to the Agreement )(defined below)(each a “Lender” and collectively the “Lenders”)

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Agreement dated January 18, 2024 (as amended).

Client	Funds	Tax ID
Alger Global Equity Fund
ALGER GLOBAL EQUITY FUND
The Alger ETF Trust
ALGER 35 ETF
ALGER MID CAP 40 ETF
ALGER WEATHERBIE ENDURING GROWTH ETF
ALGER CONCENTRATED EQUITY ETF
ALGER AI ENABLERS & ADOPTERS ETF
ALGER RUSSELL INNOVATION ETF
The Alger Funds
ALGER 35 FUND
ALGER AI ENABLERS & ADOPTERS FUND
ALGER CAPITAL APPRECIATION FUND
ALGER CONCENTRATED EQUITY FUND
ALGER GROWTH & INCOME FUND
ALGER HEALTH SCIENCES FUND
ALGER INTERNATIONAL OPPORTUNITIES FUND
ALGER INTERNATIONAL SMALL CAP FUND
ALGER MID CAP FOCUS FUND
ALGER MID CAP GROWTH FUND
ALGER SMALL CAP FOCUS FUND
ALGER SMALL CAP GROWTH FUND
ALGER WEATHERBIE SPECIALIZED GROWTH FUND

The Alger Funds II
ALGER DYNAMIC OPPORTUNITIES FUND
ALGER EMERGING MARKETS FUND
ALGER RESPONSIBLE INVESTING FUND
ALGER SPECTRA FUND
The Alger Institutional Funds
ALGER CAPITAL APPRECIATION INSTITUTIONAL FUND
ALGER FOCUS EQUITY FUND
ALGER SMALL CAP GROWTH INSTITUTIONAL FUND
ALGER MID CAP GROWTH INSTITUTIONAL FUND
The Alger Portfolios
ALGER BALANCED PORTFOLIO
ALGER CAPITAL APPRECIATION PORTFOLIO
ALGER GROWTH & INCOME PORTFOLIO
ALGER LARGE CAP GROWTH PORTFOLIO
ALGER MID CAP GROWTH PORTFOLIO
ALGER SMALL CAP GROWTH PORTFOLIO

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